Exhibit 99.1

[Qwest Logo]


               QWEST COMMUNICATIONS RECONFIRMS FINANCIAL ESTIMATES
                                FOR 2000 AND 2001

      COMPANY SAYS IT WILL MEET OR EXCEED ANALYSTS' ESTIMATES FOR REVENUE,
                     EBITDA AND EPS IN FOURTH QUARTER, 2000

DENVER, DECEMBER 21, 2000 -- Qwest Communications International Inc. (NYSE: Q), the broadband Internet communications company, today reconfirmed its revenue and EBITDA (earnings before interest, taxes, depreciation and amortization) financial estimates for 2000 and 2001.

Qwest Chairman and CEO Joseph P. Nacchio said Qwest is having a strong fourth quarter this year and it expects to meet or beat analysts' estimates for revenue, EBITDA and earnings per share for the quarter.

"Qwest believes it is not having the same problems announced by several competitors because Qwest has newer assets, a lower cost position and a product line targeted to capitalize on the high-growth sectors of the industry," Nacchio declared. Qwest also provides local and advanced communications services in 14 Western states, which include half of the fastest-growing business markets in the United States.

Nacchio said he is making a strong, specific statement today about Qwest's prospects because of recent market turmoil and extraordinary speculation about the likely results of major companies in the sector. Nacchio noted several companies have reduced guidance for 2000 and 2001.

"Demand for our products and services remains robust and we continue to see our market share and revenues grow in key segments of the market, such as DSL, wireless, Web hosting and broadband Internet services. We are reconfirming the targets we set on Sept. 7, 2000 for this year and 2001 based on the continued strength of our business and our success in executing our strategic merger plan," Nacchio said.

Qwest expects to end 2000 with the best customer service record in its local service area in the last seven years. Qwest also expects improved service will accelerate regulatory approval for re-entering the long distance market in the region.

Qwest announced the following financial targets on Sept. 7, 2000:

o For 2000, Qwest is targeting revenue in the range of $18.8 to $19.1 billion.

o For 2001, Qwest is targeting revenue in the range of $21.3 to $21.7 billion.

o        EBITDA for 2000 is targeted at approximately $7.4 billion.

o        EBITDA for 2001 is targeted in the range of $8.5 to $8.7 billion.

Qwest also reconfirmed its previously announced five-year (2000-2005) compounded annual growth targets of 15 to 17 percent for revenue and approximately 20 percent for EBITDA.

Qwest also reconfirmed its capital budget for 2000 is $9.0 billion and $9.5 billion for 2001.

Qwest also said it is on track to achieve year-end targets of 250,000 DSL subscribers and 800,000 wireless subscribers, and it continues to expect to double these subscriber numbers in 2001.

ABOUT QWEST
Qwest Communications International Inc. (NYSE: Q) is a leader in reliable, scalable and secure broadband Internet-based data, voice and image communications for businesses and consumers. The Qwest Macro Capacity(R) Fiber Network, designed with the newest optical networking equipment for speed and efficiency, spans more than 104,000 miles globally. For more information, please visit the Qwest web site at www.qwest.com.

                                      # # #




This release may contain forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in quarterly results, intense competition in the communications services market, changes in demand for Qwest's products and services, changes in general economic conditions, dependence on new product development, rapid technological and market change, failure to maintain rights of way, financial risk management and future growth subject to risks, adverse changes in the regulatory or legislative environment, and failure to achieve the synergies and financial results expected from the acquisition of U S WEST, Inc. This release may include analysts' estimates and other information prepared by third parties, for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Qwest logo is a registered trademark of, and CyberCenter is a service mark of, Qwest Communications International Inc. in the U.S. and certain other countries.


  Contacts:          MEDIA CONTACT:                    INVESTOR CONTACT:
                     --------------                    -----------------
                     Michael Tarpey                    Lee Wolfe
                     (303) 992-2277                    800-567-7296
                     michael.tarpey@qwest.com          IR@qwest.com



                                       5